Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS
THIRD QUARTER 2007 RESULTS
~ Third Quarter Revenue $176.2 million; 15.5% Increase Over Q3 ’06 ~
~ Third Quarter EPS $0.35 ~
~ Annual Growth Forecast Reduced To Reflect Anticipated Near-Term Weakness; Revenue Of $682-$687,
EPS Of $1.42 — $1.46 ~
WALNUT CREEK, California (November 1, 2007) —American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology today announced financial results for the three months ended September 30, 2007.
The Company reported net revenue for the third quarter of 2007 of $176.2 million, compared to $152.5 million in the third quarter of 2006, an increase of 15.5%. The Company’s gross margin for the third quarter was 41.2% compared to 43.9% in the same period in 2006, due largely to the temporary dilutive effects of three large acquisitions completed earlier in the year, and the lack of absorption in labor and overhead costs due to lower quarterly sales volume. Net income for the second quarter of 2007 was $15.9 million, or $0.35 per diluted share. This compares to net income for the third quarter of 2006 of $15.8 million, or $0.35 per diluted share.
Revenue for the first nine months of 2007 was $514.2 million, compared to $444.9 million for the same period in 2006. Net income for the first nine months of 2007 was $52.4 million, or $1.14 per diluted share, compared to net income of $38.6 million, or $0.85 per diluted share for the first nine months of 2006. Adjusted to exclude the Louis Frey litigation charge in 2006, net income for the first nine months of 2006 was $46.8 million.
“The company continues to make strong progress on several fronts and our fundamentals remain strong,” said K. “Suri” Suriyakumar, President and CEO of American Reprographics Company. “While our efforts to enhance sales are starting to show results they have not been adequate to counter the downturn on the residential front. Short-term results may be further aggravated by the recent fires in Southern California, the impact of which has yet to be determined. As a result, our growth will be less than anticipated for the rest of the year. Short-term concerns aside, our recently announced joint venture with Unisplendour in China, our marketing alliance with KIP, and the pace of our acquisition activity are just a few of the reasons I remain confident in our continued long-term growth.”
Jonathan Mather, Chief Financial Officer, said, “We remain committed to positioning the company for continued growth. The Company is also taking steps to refinance our current debt which, among other expected benefits, would ease restrictions on our ability to consider a stock repurchase. Our discussions with various lenders have been uniformly positive and we anticipate completing a refinancing agreement by the end of the year.”
2007 Outlook
American Reprographics Company is lowering its prior forecast for 2007 in anticipation of a weaker near-term construction market. Revenue is forecasted to be in the range of $682-$687 million. Earnings per share will be in the range of $1.42 — $1.46. The Company’s previous forecast called for revenues in the range of $690-$710 million and earnings per share in the range of $1.58-$1.62.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results for the third quarter ended September 30, 2007. The conference call can be accessed by dialing 201-689-8562.

A replay of this call will be available approximately one hour after the call for seven days following the conclusion of the call. This replay can be accessed by dialing 201-612-7415. The account number to access the phone replay is 3055 and the Conference ID number is 257452.
A Web archive will be made available at: http://www.e-arc.com for approximately 90 days following end of the call.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC, industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 280 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 140,000 active customers.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “forecast,” “will,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	A downturn in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Failure to complete acquisitions, or failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies, could have a negative effect on our future performance, results of operations and financial condition

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2006, our final prospectus supplement dated March 8, 2007, and our quarterly report on Form 10-Q for the quarter ended March 31, 2007, and June 30, 2007. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of November 1, 2007, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Contacts:

David Stickney	David Pasquale
VP of Corporate Communications	EVP of The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7006
Email: dstickney@e-arc.com	Email:dpasquale@theruthgroup.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	September 30,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$11,642	$20,157
Restricted cash	8,491	8,802
Accounts receivable, net	85,277	103,737
Inventories, net	7,899	10,588
Deferred income taxes	10,963	10,969
Prepaid expenses and other current assets	6,796	7,473

Total current assets	131,068	161,726

Property and equipment, net	60,138	79,064
Goodwill	291,290	356,084
Other intangible assets, net	50,971	73,665
Deferred financing costs, net	895	970
Deferred income taxes	11,245	7,730
Other assets	1,974	2,135

Total assets	$547,581	$681,374

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,447	$34,285
Accrued payroll and payroll-related expenses	15,666	16,880
Accrued expenses	25,810	19,117
Accrued litigation charge	13,947	14,358
Current portion of long-term debt and capital leases	21,048	107,615

Total current liabilities	109,918	192,255

Long-term debt and capital leases	252,097	244,280
Other long-term liabilities	1,322	2,380

Total liabilities	363,337	438,915

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 44,346,099 and 45,558,629 shares issued and outstanding	45	46
Additional paid-in capital	75,465	80,328
Deferred stock-based compensation	(1,224)	(789)
Retained earnings	109,955	162,357
Accumulated other comprehensive income	3	517

Total stockholders’ equity	184,244	242,459

Total liabilities and stockholders’ equity	$547,581	$681,374

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
Reprographics services	$111,176	$131,655	$330,652	$384,690
Facilities management	25,814	29,241	73,437	84,581
Equipment and supplies sales	15,548	15,316	40,778	44,937

Total net sales	152,538	176,212	444,867	514,208
Cost of sales	85,531	103,548	251,686	298,948

Gross profit	67,007	72,664	193,181	215,260
Selling, general and administrative expenses	34,516	37,175	99,113	105,908
Litigation reserve	0	0	11,262	0
Amortization of intangible assets	1,574	2,423	3,227	6,619

Income from operations	30,917	33,066	79,579	102,733
Other (expense) income, net	(358)	0	442	0
Interest expense, net	5,810	6,872	17,270	18,675

Income before income tax provision	24,749	26,194	62,751	84,058
Income tax provision	8,993	10,249	24,193	31,656

Net income	$15,756	$15,945	$38,558	$52,402

Earnings per share:
Basic	$0.35	$0.35	$0.86	$1.15

Diluted	$0.35	$0.35	$0.85	$1.14

Weighted average common shares outstanding:
Basic	45,177,627	45,486,012	44,923,884	45,429,238
Diluted	45,663,040	45,865,453	45,483,702	45,848,177

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
Reconciliation of Cash Flows provided by Operating Activities to EBIT and EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
	(Dollars in thousands)
Net income	$15,756	$15,945	$38,558	$52,402
Interest expense, net	5,810	6,872	17,270	18,675
Income tax provision	8,993	10,249	24,193	31,656

EBIT	$30,559	$33,066	$80,021	$102,733
Depreciation and amortization	7,461	10,500	19,467	28,887

EBITDA	$38,020	$43,566	$99,488	$131,620

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
	(Dollars in thousands)
Cash flows provided by operating activities	$30,180	$25,754	$72,580	$71,120
Changes in operating assets and liabilities	(4,958)	2,695	(3,783)	14,817
Non-cash (expenses) income, including depreciation and amortization	(9,466)	(12,504)	(30,239)	(33,535)
Income tax provision	8,993	10,249	24,193	31,656
Interest expense	5,810	6,872	17,270	18,675

EBIT	$30,559	$33,066	$80,021	$102,733
Depreciation and amortization	7,461	10,500	19,467	28,887

EBITDA	$38,020	$43,566	$99,488	$131,620

See Note 1 for additional information regarding non-GAAP measures.

Note 1. Non -GAAP Measures
EBIT and EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization.
We present EBIT and EBITDA because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBITDA as a metric to manage cash flow from our operating segments to the corporate level and to determine the financial health of each operating segment. As noted above, since debt and taxation are managed at the corporate level the cash flow from each operating segment should be equal to the corresponding EBITDA of each operating segment, assuming no other changes to an operating segment’s balance sheet. As a result, we reconcile EBITDA to cash flow monthly as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, and EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT and EBITDA should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only as supplements.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2007
Cash flows from operating activities
Net income	$38,558	$52,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,240	22,268
Amortization of intangible assets	3,227	6,619
Amortization of deferred financing costs	294	357
Stock-based compensation	1,454	2,578
Excess tax benefit related to stock options exercised	(3,591)	(1,541)
Deferred income taxes	(1,334)	2,278
Write-off of deferred financing costs	117	—
Litigation charge	13,743	612
Other noncash items, net	89	364
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(13,755)	(10,837)
Inventory	909	(488)
Prepaid expenses and other assets	507	654
Income taxes payable	9,851	(6,243)
Accounts payable and accrued expenses	6,271	2,097

Net cash provided by operating activities	72,580	71,120

Cash flows from investing activities
Capital expenditures	(6,043)	(7,112)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(59,179)	(97,831)
Restricted cash	(7,460)	—
Other	(203)	345

Net cash used in investing activities	(72,885)	(104,598)

Cash flows from financing activities
Proceeds from stock option exercises	1,807	1,098
Proceeds from issuance of common stock under Employee Stock Purchase Plan	290	82
Excess tax benefit related to stock options exercised	3,591	1,541
Proceeds from borrowings under debt agreements	41,000	75,000
Payments on debt agreements and capital leases	(55,071)	(35,525)
Payment of loan fees	(435)	(433)

Net cash (used in) provided by financing activities	(8,818)	41,763

Effect of foreign currency translation on cash balances	—	230

Net change in cash and cash equivalents	(9,123)	8,515
Cash and cash equivalents at beginning of period	22,643	11,642

Cash and cash equivalents at end of period	$13,520	$20,157

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$17,339	$28,738
Issuance of subordinated notes in connection with the acquisition of businesses	$11,432	$7,342
Stock issued for acquisition	$8,500	$—
Change in fair value of derivatives	$(100)	$(95)